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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Caliper Technologies Corp. pertaining to the Acquisition Equity Incentive Plan, of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Caliper Technologies Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
July 10, 2003